UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.___)

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [_]

Check  the  appropriate  box:

[_]   Preliminary  Proxy  Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]   Definitive  Proxy  Statement
[_]   Definitive  Additional  Materials
[X]   Soliciting  Material  Pursuant  to  Sec. 240.14a-12


                                    NUTRACEA
     -----------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
                  ----------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]     No  fee  required.

[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        (1) Title of each class of securities to which transaction applies:
        (2)  Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)  Proposed maximum aggregate value of transaction:
        (5)  Total  fee  paid:

[_]     Fee  paid  previously  with  preliminary  materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)  Amount  Previously  Paid:
        (2)  Form,  Schedule  or  Registration  Statement  No.:
        (3)  Filing  Party:
        (4)  Date  Filed:

  PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB
                                CONTROL NUMBER.


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               Filed by NutraCea pursuant to Rule 14a-12 under the
                  Securities Exchange Act of 1934, as amended.

                                  PRESS RELEASE

      NUTRACEA RECEIVES PERMIT FROM THE CALIFORNIA DEPARTMENT OF CORPORATIONS
                    APPROVING THE PROPOSED MERGER WITH RICEX

FOR IMMEDIATE RELEASE
---------------------
EL DORADO HILLS, CALIF., JULY 13, 2005 -- NutraCea (OTC BULLETIN BOARD: NTRZ) announced today that at a hearing held on July 12, 2005, the California Department of Corporations approved the issuance of NutraCea securities in the proposed merger between NutraCea and The RiceX Company (OTC BULLETIN BOARD:
RICX), determined that the terms of the merger were fair, and issued a permit under the California securities laws to NutraCea covering the issuance of securities in the merger. The approval of the merger by the Department of Corporations allows the securities of NutraCea to be issued in connection with the merger to be exempt from registration under the United States Securities Act of 1933.

"We obtained a permit after a public hearing in which the Department of Corporation determined that the terms of the merger of NutraCea and RiceX were fair, which is one of the major conditions to be satisfied prior to completing the merger," stated Bradley Edson, President of NutraCea. "It is our combined intention to file all proxy material and distribute it to the shareholders of both companies as quickly as possible in order to have shareholder meetings to vote on the merger," Edson added.

Ike Lynch commented, "We are happy to have the state of California approve our merger with NutraCea and look forward to accomplishing our goal of combining the resources and strengths of both companies."

About NutraCea(R)

NutraCea is a leader in stabilized rice bran nutrient research and dietary supplement development. The Company has developed intellectual property to create a range of proprietary product formulations, delivery systems and whole food nutrition products. NutraCea's proprietary technology enables the creation of food and nutrition products from rice bran, normally a waste by-product of standard rice processing. In addition to its whole foods products, NutraCea develops families of health-promoting "nutraceuticals," including natural arthritic relief and cholesterol-lowering products, and all-natural "cosmeceutical" beauty aids. More information can be found in the company's filings with the SEC and on NutraCea web site http://www.NutraCea.com.

About RiceX

The RiceX Company manufactures and distributes nutritionally dense foods and food ingredients made from rice bran stabilized through the company's proprietary technology and processes.


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RiceX delivers all natural, nutritionally dense stabilized rice bran products with the shelf life and nutritional profile demanded by most commercial users.

Forward-Looking Statements

This release contains statements that are forward looking. These statements are made based upon current expectations that are subject to risk and uncertainty. The Company does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in the Company's filings with the Securities and Exchange Commission, including the company's most recent periodic report.

Where to Find Additional Information about the Merger

NutraCea intends to file a proxy statement in connection with the merger transaction with RiceX. Investors and stockholders are urged to read the proxy statement when it becomes available because it will contain important information about the transaction. Investors and stockholders may obtain free copies of the proxy statement and other relevant documents (when they become available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the Securities and Exchange Commission by NutraCea by contacting Margie Adelman 916-933-7000 ext 646.

NutraCea and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of NutraCea in connection with the merger. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the proxy statement of NutraCea as described above. Additional information regarding the directors and executive officers of NutraCea is also included in the NutraCea annual report on Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission. This document is available free of charge at the Securities and Exchange Commission's web site at www.sec.gov and from NutraCea by contacting Margie Adelman at 916-933-7000 ext 646.

   Public Relations Contact:
   Margie Adelman
   Senior V.P. NutraCea
   916-933-7000 Ext. 646

   Investor Relations Contact:
   Stephen D. Axelrod, CFA
   Wolfe Axelrod Weinberger Associates, LLC
   212-370-4500